Exhibit 2.1

State of Delaware Secretary of State Division of Corporations Delivered 05:55 PM 12/07/2009 FILED 05:32 PM 12/07/2009 SRV 091076175 - 4757226 FILE

CERTIFICATE OF INCORPORATION

OF

GLADSTONE HOLDING CORPORATION

FIRST: The name of the corporation is Gladstone Holding Corporation (the “Corporation”).

SECOND: The registered office of the Corporation in the State of Delaware and New Castle County shall be c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is three thousand (3,000) shares of Common Stock, Each such share shall have a par value of $.01.

FIFTH: The name and address of the incorporator is as follows:

Michael LiCalsi

c/o The Gladstone Companies

1521 Westbranch Drive, Suite 200

McLean, Virginia 22102

SIXTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors, or any class thereof (collectively, “Creditors”), and/or between the Corporation and its stockholders, or any class thereof (collectively, “Stockholders”), any court of equitable jurisdiction within the State of Delaware may, on the application of the Corporation or of any Creditor or on the application of any receiver appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the Creditors and/or Stockholders, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the Creditors and/or the Stockholders, as the case may be, agree to any compromise or arrangement (collectively, a “Settlement”) and to any reorganization of the Corporation (“Reorganization”) as a consequence of such, said Settlement and Reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the Creditors and/or Stockholders, as the case may be, and on the Corporation.

SEVENTH: A director of the Corporation (a “Director”) shall not be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the Director’s duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the filing of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director shall be eliminated or limited to the fullest extent permitted by the DGCL, as amended. Any repeal or modification of this paragraph by the Stockholders shall not adversely affect any right or protection of a Director existing at the time of such repeal or modification.

EIGHTH: The original bylaws of the Corporation (the “Bylaws”) shall be adopted by the board of directors of the Corporation, which shall have the sole power to adopt, amend, or repeal such Bylaws.

NINTH: The election of Directors need not be by written ballot unless the Bylaws shall so provide.

THE UNDERSIGNED, being the incorporator for the purpose of forming the Corporation pursuant to Chapter I, Title 8 of the DGCL, makes and files this Certificate of Incorporation, hereby declaring and certifying that said instrument is its act and deed and that the facts stated herein are true, and according executed this Certificate of Incorporation as of December 7, 2009.

/s/ Michael LiCalsi
Michael LiCalsi
Incorporator

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “GLADSTONE HOLDING CORPORATION”, FILED IN THIS OFFICE ON THE SEVENTH DAY O F DECEMBER, A. D. 2009, AT 5:32 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W Bullock
Jeffrey W Bullock, Secretary of State
4757226 8100	AUTHENTICATION: 7684373
091076175	DATE: 12-08-09

You may verify this certificate online

at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

GLADSTONE HOLDING CORPORATION

Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned corporation hereby adopts the following Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”):

FIRST: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the DGCL by the Board of Directors of Gladstone Holding Corporation. The resolution setting forth the amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

“FIRST: The name of the corporation is The Gladstone Companies, Inc. (the “Corporation”).”

SECOND: The corporation obtained the written consent of all of the corporation’s stockholders in lieu of meeting in accordance with Section 228 of the DGCL, pursuant to which the necessary number of shares as required by statute were voted in favor of the Certificate of Amendment.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the corporation as of this          day of September, 2018.

GLADSTONE HOLDING CORPORATION

By:	/s/ David Gladstone
Name:	David Gladstone
Title	Chief Executive Officer

[Signature Page to Certificate of Amendment]